FOR IMMEDIATE RELEASE
NEWS RELEASE

Pacira Reports Preliminary Unaudited Fourth Quarter and Full-Year 2023 Revenues

TAMPA, Fla., Jan. 04, 2024 (GLOBE NEWSWIRE) -- Pacira BioSciences, Inc. (Nasdaq: PCRX), the industry leader in its commitment to non-opioid pain management and regenerative health solutions, today reported preliminary unaudited total revenue of $675.0 million for the year ended December 31, 2023, compared with $666.8 million for the year ended December 31, 2022.

“We enter 2024 with a strong financial and operational foundation to support our mission to expand patient access to opioid-sparing pain management,” said Frank D. Lee, chief executive officer of Pacira BioSciences. “In the coming year, we will continue to invest in long-term growth initiatives to ensure we are well positioned to fully capitalize on the substantial opportunities ahead of us, including the upcoming launch of EXPAREL in two key lower extremity nerve blocks in 2024 and expansion of patient access with the rollout of the NOPAIN Act in 2025.”

Fourth Quarter 2023 Preliminary Unaudited Revenue Highlights
•Fourth quarter EXPAREL net product sales of $143.9 million in 2023, compared with $138.0 million in 2022. Fourth quarter net product sales were comprised of average daily volume growth of 4 percent. Pacira reports average daily growth rates for EXPAREL to account for differences in the number of selling days per reporting period. There were 61 selling days in each of the fourth quarters of 2023 and 2022.
•Fourth quarter ZILRETTA net product sales of $28.7 million in 2023, compared with $28.0 million in 2022.
•Fourth quarter iovera° net product sales of $6.0 million in 2023, compared with $4.6 million in 2022.
•Other revenue, including sales of bupivacaine liposome injectable suspension and royalties, was $2.6 million in the fourth quarter of 2023, compared with $1.4 million in the fourth quarter of 2022.

2023 Full-Year Preliminary Unaudited Revenue Highlights
•Full-year EXPAREL net product sales of $538.1 million in 2023, compared with $536.9 million in 2022. Full-year net product sales were comprised of average daily volume growth of 5 percent, which was offset by a lower net selling price primarily due to the implementation of 340B Drug Pricing in October 2022 and other contracted relationships. There were 250 selling days in 2023 and 252 selling days in 2022.
•Full-year ZILRETTA net product sales of $111.1 million in 2023, compared with $105.5 million in 2022.

•Full-year iovera° net product sales of $19.7 million in 2023, compared with $15.3 million in 2022.
•Other revenue, including sales of bupivacaine liposome injectable suspension and royalties, was $6.1 million in 2023, compared with $9.1 million in 2022.

The financial information included in this press release is preliminary, unaudited, and subject to adjustment. It does not present all information necessary for an understanding of the company’s financial results for the fourth quarter or full year 2023. Pacira expects to report its complete financial results for the fourth quarter and full-year 2023, along with the company’s financial guidance and capital allocation strategy for 2024, in the first quarter of 2024.

About Pacira

Pacira BioSciences, Inc. (Nasdaq: PCRX) is committed to providing a non-opioid option to as many patients as possible to redefine the role of opioids as rescue therapy only. The company is also developing innovative interventions to address debilitating conditions involving the sympathetic nervous system, such as cardiac electrical storm, chronic pain, and spasticity. Pacira has three commercial-stage non-opioid treatments: EXPAREL® (bupivacaine liposome injectable suspension), a long-acting local analgesic currently approved for infiltration, fascial plane block, and as an interscalene brachial plexus nerve block for postsurgical pain management; ZILRETTA® (triamcinolone acetonide extended-release injectable suspension), an extended-release, intra-articular injection indicated for the management of osteoarthritis knee pain; and ioveraº®, a novel, handheld device for delivering immediate, long-acting, drug-free pain control using precise, controlled doses of cold temperature to a targeted nerve. To learn more about Pacira, including the corporate mission to reduce overreliance on opioids, visit www.pacira.com.

About EXPAREL®

EXPAREL (bupivacaine liposome injectable suspension) is indicated in patients 6 years of age and older for single-dose infiltration to produce postsurgical local analgesia, and in adults as an interscalene brachial plexus nerve block to produce postsurgical regional analgesia. Safety and efficacy have not been established in other nerve blocks. The product combines bupivacaine with multivesicular liposomes, a proven product delivery technology that delivers medication over a desired time period. EXPAREL represents the first and only multivesicular liposome local anesthetic that can be utilized in the peri- or postsurgical setting. By utilizing the multivesicular liposome platform, a single dose of EXPAREL delivers bupivacaine over time, providing significant reductions in cumulative pain scores with up to a 78 percent decrease in opioid consumption; the clinical benefit of the opioid reduction was not demonstrated. Additional information is available at www.EXPAREL.com.

Important Safety Information about EXPAREL for Patients

EXPAREL should not be used in obstetrical paracervical block anesthesia. In studies in adults where EXPAREL was injected into a wound, the most common side effects were nausea, constipation, and vomiting. In studies in adults where EXPAREL was injected near a nerve, the most common side effects were nausea, fever, and constipation. In the study where EXPAREL was given to children, the most common side effects were nausea, vomiting, constipation, low blood pressure, low number of red blood cells, muscle twitching, blurred vision, itching, and rapid heartbeat. EXPAREL can cause a temporary loss of feeling and/or loss of muscle movement. How much and how long the loss of feeling and/or muscle movement depends on where and how much of EXPAREL was injected and may last for up to 5 days. EXPAREL is not recommended to be used in patients younger than 6 years old for injection into the wound, for patients younger than 18 years old for injection near a nerve, and/or in pregnant women. Tell your health care provider if you or your child has liver disease, since this may affect how the active ingredient (bupivacaine) in EXPAREL is eliminated from the body. EXPAREL should not be injected into the spine, joints, or veins. The active ingredient in EXPAREL can affect the nervous system and the cardiovascular system; may cause an allergic reaction; may cause damage if injected into the joints; and can cause a rare blood disorder.

About ZILRETTA®

On October 6, 2017, ZILRETTA (triamcinolone acetonide extended-release injectable suspension) was approved by the U.S. Food and Drug Administration as the first and only extended-release intra-articular therapy for patients confronting osteoarthritis (OA)- related knee pain. ZILRETTA employs proprietary microsphere technology combining triamcinolone acetonide—a commonly administered, short-acting corticosteroid—with a poly lactic-co-glycolic acid (PLGA) matrix to provide extended pain relief. The pivotal Phase 3 trial on which the approval of ZILRETTA was based showed that ZILRETTA significantly reduced OA knee pain for 12 weeks, with some people experiencing pain relief through Week 16. Learn more at www.zilretta.com.

Indication and Select Important Safety Information for ZILRETTA

Indication: ZILRETTA is indicated as an intra-articular injection for the management of OA pain of the knee. Limitation of Use: The efficacy and safety of repeat administration of ZILRETTA have not been demonstrated.

Contraindication: ZILRETTA is contraindicated in patients who are hypersensitive to triamcinolone acetonide, corticosteroids or any components of the product.

Warnings and Precautions:

•Intra-articular Use Only: ZILRETTA has not been evaluated and should not be administered by epidural, intrathecal, intravenous, intraocular, intramuscular, intradermal, or subcutaneous routes. ZILRETTA should not be considered safe for epidural or intrathecal administration.
•Serious Neurologic Adverse Reactions with Epidural and Intrathecal Administration: Serious neurologic events have been reported following epidural or intrathecal corticosteroid administration. Corticosteroids are not approved for this use.
•Hypersensitivity reactions: Serious reactions have been reported with triamcinolone acetonide injection. Institute appropriate care if an anaphylactic reaction occurs.
•Joint infection and damage: A marked increase in joint pain, joint swelling, restricted motion, fever and malaise may suggest septic arthritis. If this occurs, conduct appropriate evaluation and if confirmed, institute appropriate antimicrobial treatment.

Adverse Reactions: The most commonly reported adverse reactions (incidence ≥1%) in clinical studies included sinusitis, cough, and contusions.

Please see ZILRETTALabel.com for full Prescribing Information.

About iovera°®

The iovera° system uses the body’s natural response to cold to treat peripheral nerves and immediately reduce pain without the use of drugs. Treated nerves are temporarily stopped from sending pain signals for a period of time, followed by a restoration of function. Treatment with iovera° treatment works by applying targeted cold to a peripheral nerve. A precise cold zone is formed under the skin that is cold enough to immediately prevent the nerve from sending pain signals without causing damage to surrounding structures. The effect on the nerve is temporary, providing pain relief until the nerve regenerates and function is restored. Treatment with iovera° does not include injection of any substance, opioid, or any other drug. The effect is immediate and can last up to 90 days. The iovera° system is not indicated for treatment of central nervous system tissue. Additional information is available at www.iovera.com.

Important Safety Information for iovera°®

The iovera° system is contraindicated for use in patients with the following: Cryoglobulinemia; Paroxysmal cold hemoglobinuria; cold urticaria; Raynaud’s disease; open and/or infected wounds at or near the treatment line. Potential complications: As with any surgical treatment that uses needle-based therapy, there is potential for temporary site-specific reactions, including but not limited to: bruising (ecchymosis); swelling (edema); inflammation and/or redness (erythema); pain and/or tenderness; altered sensation (localized dysesthesia). Typically, these reactions resolve with no physician intervention. Patients may help the healing process by applying ice packs to the affected sites, and by taking over-the-counter analgesics.

Forward-Looking Statements

Any statements in this press release about Pacira’s future expectations, plans, trends, outlook, projections and prospects, and other statements containing the words “believes,” “anticipates,” “plans,” “estimates,” “expects,” “intends,” “may,” “will,” “would,” “could,” “can” and similar expressions, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995, including, without limitation, statements related to our preliminary unaudited revenue, our growth and future operating results and trends, our strategy, plans, objectives, expectations (financial or otherwise) and intentions, future financial results and growth potential, including our plans with respect to the repayment of our indebtedness, anticipated product portfolio, development programs, patent terms, development of products, strategic alliances and intellectual property and other statements that are not historical facts. For this purpose, any statement that is not a statement of historical fact should be considered a forward-looking statement. We cannot assure you that our estimates, assumptions and expectations will prove to have been correct. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to, among others: the successful transition of our chief executive officer and chairman and integration of our new chief executive officer; risks associated with acquisitions, such as the risk that the acquired businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the transaction will not occur; the lingering impact of the COVID-19 pandemic on elective surgeries, our manufacturing and supply chain, global and U.S. economic conditions (including inflation and rising interest rates), and our business, including our revenues, financial condition, cash flow and results of operations; the success of our sales and manufacturing efforts in support of the commercialization of EXPAREL, ZILRETTA and iovera°; the rate and degree of market acceptance of EXPAREL, ZILRETTA and iovera°; the size and growth of the potential markets for EXPAREL, ZILRETTA and iovera° and our ability to serve those markets; our plans to expand the use of EXPAREL, ZILRETTA and iovera° to additional indications and opportunities, and the timing and success of any related clinical trials for EXPAREL, ZILRETTA and iovera°; the commercial success of EXPAREL, ZILRETTA and iovera°; the related timing and success of U.S. Food and Drug Administration supplemental New Drug Applications and premarket notification 510(k)s; the related timing and success of European Medicines Agency Marketing Authorization Applications; our plans to evaluate, develop and pursue additional product candidates utilizing our proprietary multivesicular liposome (“pMVL”) drug delivery technology; the approval of the commercialization of our products in other jurisdictions; clinical trials in support of an existing or potential pMVL-based product; our commercialization and marketing capabilities; our ability to successfully complete an EXPAREL capacity expansion project in San Diego, California; our ability to successfully complete a ZILRETTA capital project in Swindon, England; the outcome of any litigation; the ability to successfully integrate any future acquisitions into our existing business; the recoverability of our deferred tax assets; assumptions associated with contingent consideration payments; and factors discussed in the “Risk Factors” of our most recent Annual Report on Form 10-K and in other filings that we periodically make with the Securities and Exchange Commission (the “SEC”). In addition, the forward-looking statements included in this press release represent our views as of the date of this press release. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements, and as such we anticipate that subsequent events and developments will cause our views to change. Except as required by applicable law, we undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and readers should not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these statements. These factors include the matters discussed and referenced in the “Risk Factors” of our most recent Annual Report on Form 10-K and in other filings that we periodically make with the SEC.

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Investor Contact:
Susan Mesco, (973) 451-4030
susan.mesco@pacira.com

Media Contact:
Amber Sears, (973) 254-3587
amber.sears@pacira.com